Q4 2024 Financial Results and Business Updates 20 March 2025 Autolus.com For Investor communication only. Not for use in product promotion. Not for further distribution. Exhibit 99.2

Disclaimer These slides contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to: statements regarding Autolus’ development and commercialization of its product candidates; Autolus' manufacturing, sales and marketing plans for AUCATZYL, including expectations regarding the timing of commercial launch in the United States and the ability to reach patients in a timely manner; the amount and timing of milestone payments under Autolus' collaboration and license agreements; and future development plans of obe-cel, including the timing or likelihood of expansion into additional markets or geographies and related regulatory approvals. Any forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: Autolus' ability to maintain regulatory approval of AUCATZYL; its ability to execute its commercialization strategy for AUCATZYL; its ability to develop, manufacture and commercialize its other product candidates and the timing or likelihood of expansion of AUCATZYL into additional markets or geographies; Autolus' ability to establish and expand a commercial infrastructure and to successfully launch, market and sell AUCATZYL; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials or future regulatory approval; the labelling for AUCATZYL/obe-cel in any future indication or patient population, if approved; the potential for payors to delay, limit or deny coverage for AUCATZYL; Autolus' ability to obtain, maintain and enforce intellectual property protection for AUCATZYL or any product candidates it is developing; the results of clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many product candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; and possible safety and efficacy concerns. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Autolus’ actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Autolus' Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 21, 2024, as well as discussions of potential risks, uncertainties, and other important factors in Autolus’ subsequent filings with the Securities and Exchange Commission. All information in this presentation is as of the date of the presentation, and Autolus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this presentation. 2

Agenda 3 • Welcome and Introduction: Amanda Cray, ED, Investor Relations & External Communications • Operational Highlights: Dr. Christian Itin, CEO • Financial Results: Rob Dolski, CFO • Upcoming Milestones and Conclusion: Dr. Christian Itin, CEO • Q&A: Dr. Christian Itin and Rob Dolski

2025 Key Objectives 4 Execution in 2024 set us up to achieve objectives Execute Launch Drive growth • Execute on successful commercial launch of AUCATZYL® both in the U.S. and expanding into new markets • Establish the next wave of investments to expand the obe-cel opportunity, advance our clinical pipeline and drive future growth – R&D event, April 23, 2025

Autolus executed to plan in 2024 5 Focused on commercial launch and pipeline opportunities in 2025 AUCATZYL US launch Obe-cel in r/r adult B-ALL • AUCATZYL approved by the FDA for the treatment of adult patients with relapsed and refractory B-cell acute lymphoblastic leukemia on November 8, 2024 ($30m milestone from Blackstone) • AUCATZYL added to National Comprehensive Cancer Network® (NCCN) added to its Clinical Practice Guidelines in Oncology (NCCN Guidelines®) • Commercial launch progresses on track; 33 centers authorized as of March 19, 2025, reaching more than 60% of the target patient population • Expect to reach 60 centers by end 2025 (c.90% of target patient population) • FELIX data published in New England Journal of Medicine (Dec 2024) • Regulatory decisions from MHRA and EMA expected H2 2025 • Submitted obe-cel for appraisal by the U.K. National Institute for Health and Care Excellence (NICE) • Data presentations at key medical meetings in 2H 2024 continued to build upon on FELIX safety and durability data, highlighted health economic cost model, rationale for tumor burden-guided dosing, and impact of deep molecular remissions on clinical outcomes

FELIX trial published in New England Journal of Medicine[1]

Favourable response rate and tolerability, despite challenging patient population

High overall response rate with deep molecular responses

- Durable responses, particularly in patients with a low-to-intermediate bone marrow burden

Response by disease status at lymphodepletion	Overall Remission Rate (CR/CRi)
All patients (n=127)	77%
Morphological disease (n=91)	75%
Measurable residual disease (n=29)	96%
Isolated extramedullary disease (n=7)	71%

Excellent tolerability profile

- Very low rates of high-grade immunotoxicities
- No high-grade events in low disease burden patients

Safety by disease burden at lymphodepletion	Grade ≥3 CRS	Grade ≥3 ICANS
All patients (n=127)	2%	7%
>75% Blasts (n=40)	2%	12%
5-75% Blasts (n=51)	4%	8%
<5% Blasts (n=36)	0%	0%

1. Roddie C, et al "Obecabtagene autoleucel in B-cell acute lymphoblastic leukemia" N Engl J Med 2024; DOI: 10.1056/NEJMoa2406526

6

Deep molecular responses result in long term remissions in adult ALL Survival outcomes show potential of long-term plateau with 12-month EFS rates 49.5% • In all patients, the median EFS was 11.9 months • Lower disease burden at lymphodepletion was associated with better outcomes 1. Roddie C, et al "Obecabtagene autoleucel in B-cell acute lymphoblastic leukemia" N Engl J Med 2024; DOI: 10.1056/NEJMoa2406526

Deep molecular responses result in long term remissions in adult ALL • In all patients, the median OFS was 15.6 months • Lower disease burden at lymphodepletion was associated with better outcomes 1. Roddie C, et al "Obecabtagene autoleucel in B-cell acute lymphoblastic leukemia" N Engl J Med 2024; DOI: 10.1056/NEJMoa2406526 Estimated 6- and 12-month overall survival rates were 80.3% and 61.1%, respectively

Early Momentum in the AUCATZYL® Launch 9 33 Treatment Centers Authorized as of 3/19/25 Patient Access is on Track https://www.autolusassist.com/find-a-treatment-center/ • 30 centers covering 60% of target population completed ahead of plan • End of 2025 target: ~60 centers covering 90% of population • Anticipated payor mix: approximately 60% commercial and 40% government/other • Temporary codes in place until permanent Q code is issued mid-year >85% of total U.S. medical lives covered

Expanding the obe-cel opportunity Deep value program with potentially broad applicability

11 Growth drivers for obe-cel Updates to be provided at R&D event in New York, April 23, 2025 Autoimmune Hem-oncology Early pipeline • Phase 1 dose confirmation study (CARLYSLE) in SLE ongoing • All six patients dosed • Initial data to be presented at R&D event on April 23, 2025 • H2 2025 for presentation of full data with longer term follow-up • Initial data from PY01 trial of obe-cel in pediatric ALL H2 2025 • AUTO8 & AUTO6NG progressing • Clinical programs update planned for R&D event

The obe-cel product family and franchise opportunity 12 Obe-cel CD19 AUTO1/22 CD19/CD22 AUTO8 CD19/BCMA B-ALL and B-NHL B-cell mediated autoimmune disease B-ALL and B-NHL Multiple Myeloma B-cell and plasma cell mediated autoimmune • Optimized CD19 CAR design • Potential best-in-class efficacy and safety profile • Supported by state-of-the-art manufacturing • Supported by mature FELIX clinical/CMC package • Dual CD19 & CD22 Targeting • Designed to prevent antigen negative escape • Supported by Phase 1 data in pediatric B-ALL • Dual CD19 & BCMA Targeting • Designed to induce deep and durable responses • Initial Phase 1 data presented at ASH 2023

Financial Results

Financial summary – Key Metrics* USD ($’ 000) FY 2024 FY 2023 Variance Cash, cash equivalents and marketable securities 588,023 239,566 348,457 Total revenue, net 10,120 1,698 8,422 Cost and operating expenses: Cost of sales (11,387) - (11,387) Research and development expenses, net (138,436) (130,481) (7,955) Selling, general and administrative expenses (101,086) (46,745) (54,341) Loss from operations (241,426) (179,701) (61,725) Net loss (220,844) (208,383) (12,461) 14 *Select metrics only; for full financials please refer to the Company’s 10-K filing

Upcoming news flow

Autolus news flow 16 Anticipated Milestone or Catalyst Anticipated Timing Initial data from SLE Phase 1 trial April 23 Company R&D event, New York April 23 Initial data from PY01 trial in pediatric ALL H2 2025 Notification from UK and EU regarding approval in ALL H2 2025 SLE Phase 1 trial presentation at medical conference H2 2025 Oncology Autoimmune

Autolus.com Thank you